Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Upwork Inc. of our report dated March 7, 2019 relating to the financial statements, which appears in Upwork Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 7, 2019